Exhibit 5.1

Reed Smith LLP 1901 Avenue of the Stars Suite 700 Los Angeles, CA 90067-6078 310.734.5200 Fax 310.734.5299
May 24, 2006
Volcano Corporation
2870 Kilgore Road
Rancho Cordova, CA 95670
Ladies and Gentlemen:
This opinion is furnished to you in connection with the registration of 7,820,000 shares (the “Shares”) of the Common Stock, $0.001 par value per share, of Volcano Corporation, a Delaware corporation (the “Company”), including 1,020,000 shares subject to an over-allotment option, pursuant to a Registration Statement on Form S-1 (Registration No. 333-132678), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”).
We have examined the Registration Statement and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for purposes of rendering the opinion set forth herein. In relation to the offering of the Shares, the Board of Directors and the stockholders of the Company have adopted a Certificate of Amendment of Certificate of Incorporation (the “Certificate of Amendment”) and an Amended and Restated Certificate of Incorporation (the “Charter”), as each is referred to in the Registration Statement.
In our examination of such documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories who are natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. Insofar as this opinion relates to certain matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement and the underwriting agreement referred to in the Registration Statement (the “Underwriting Agreement”), and in the documents incorporated therein by reference or delivered in relation thereto, are true and correct as to all matters stated therein.
We are opining herein solely with respect to the federal laws of the United States and the Delaware General Corporation Law.
Based upon the foregoing, we are of the opinion that, when the Certificate of Amendment and the Charter are duly filed with the Secretary of State of the State of Delaware and the Shares are issued, delivered and sold in accordance with the Underwriting Agreement and in accordance with the resolutions adopted by the Board of Directors of the Company, the Shares will be legally issued, fully paid and nonassessable.
LONDON ● NEW YORK ● LOS ANGELES ● SAN FRANCISCO ● WASHINGTON, D.C. ● PHILADELPHIA ● PITTSBURGH ● OAKLAND ● PRINCETON
FALLS CHURCH ● WILMINGTON ● NEWARK ● MIDLANDS, U.K. ● CENTURY CITY ● RICHMOND ● HARRISBURG ● LEESBURG ● WESTLAKE VILLAGE
r e e d s m i t h . c o m
“Reed Smith” and “Reed Smith Crosby Heafey LLP” refer to Reed Smith LLP and related entities.

Volcano Corporation May 24, 2006 Page 2
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The opinions set forth herein are based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”), and to the use of this firm’s name therein and under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
Respectfully submitted,
/s/ Reed Smith LLP
REED SMITH LLP
MS/GSD/EPB/DSF//ETS